Exhibit 10.1

AMENDMENT AGREEMENT TO

ARCH THERAPEUTICS, INC.

ACCELERATOR FUNDING AGREEMENT

This AMENDMENT AGREEMENT (“Amendment”) is made as of the 28th day of September, 2016 by and between the Massachusetts Life Sciences Center (“MLSC”), an independent public instrumentality of The Commonwealth of Massachusetts established pursuant to Chapter 23I of the Massachusetts General Laws, and Arch Therapeutics, Inc. (“Recipient”), a Nevada corporation, having its principal office and place of business at 235 Walnut Street, Suite 6, Framingham, MA 01702.

WHEREAS, MLSC and Recipient are parties to that certain Massachusetts Life Sciences Center Accelerator Funding Agreement, dated as of September 30, 2013 (the “Loan Agreement”), pursuant to which MLSC loaned recipient $1,000,000 (the “Loan”);

WHEREAS, in connection with the Loan Agreement, Recipient issued MLSC that certain Promissory Note in the original principal amount of $1,000,000 issued by Recipient to MLSC on September 30, 2013 (the “Note” and collectively with the Loan Agreement and the Loan (the “Loan Documents”); and

WHEREAS, MLSC and Recipient have agreed to an early repayment plan of the Loan, a reduction in the interest rate and amendment of the Loan Documents on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Repayment of Loan.

a.           Section 1.1(b) of the Loan Agreement shall be deleted in its entirety and the following Section 1.1(b) shall be inserted in lieu thereof:

The Loan will bear interest at the rate of ten percent (10%) per annum compounding annually based on a 365-day year and determined as of the Distribution Date (as defined in Section 1.4 hereof) through October 2, 2016 and at the rate of seven percent (7%) based on a 360-day year as of October 3, 2016 and in accordance with the schedule attached as Exhibit F whereby Recipient shall make twelve (12) monthly payments of $106,022.04 (“Installment Payments”) on or before the third day of each month beginning with October 3, 2016 and making a final payment of $106,022.05 on October 3, 2017 (“Maturity Date”).

Notwithstanding the foregoing, in the event of the earlier of (i) the closing of a Corporate Event (as defined below) or (ii) the occurrence of a Default (as defined in the Note), the principal and any remaining unpaid accrued interest on the Note (the “Accrued Balance”), less the total of any Installment Payments, shall be immediately due and payable.

Recipient may elect to redeem the Note and pay the Accrued Balance, in whole or in part (whether by stated maturity, by acceleration or otherwise) without penalty or premium, subject to providing MLSC with thirty (30) days’ written notice of proposed redemption.

b.           Section 1.1(c)(v) of the Loan Agreement shall be deleted in its entirety and the following Section 1.1(c)(v) shall be inserted in lieu thereof:

“Qualified Financing” shall mean a sale of any shares of Recipient’s capital stock or any other equity interest to any party pursuant to which Recipient receives, in a single transaction or series of transactions, cumulative net proceeds of not less than five million dollars ($5,000,000) from October 3, 2016 through the Maturity Date.

c.           The second paragraph of the Note shall be deleted in its entirety and the following paragraph shall be inserted in lieu thereof:

All outstanding principal and unpaid accrued interest shall be due and payable upon the earlier of (i) October 3, 2017 (“Maturity Date”), (ii) the closing of a Corporate Event (as defined herein) or (iii) upon Default (as defined herein).

2.           Event of Default. Section 4 of the Note is amended by adding the following Section 4(h) at the end thereof:

(h)	Recipient shall have (i) breached or violated any provision of the Amendment Agreement, dated as of September 28th, 2016, by and between Recipient and MLSC and (ii) not cured such breach within ten (10) business days after Recipient is notified by MLSC in writing of such breach.

3.           Corporate Event. Section 5(b) of the Note shall be deleted in its entirety and the following Section 5(b) shall be inserted in lieu thereof:

“Qualified Financing” shall mean a sale of any shares of Recipient’s capital stock or any other equity interest to any party pursuant to which Recipient receives, in a single transaction or series of transactions, cumulative net proceeds of not less than five million dollars ($5,000,000) from October 3, 2016 through the Maturity Date.

4.           Amendment Provision. This Amendment is entered into by the MLSC and Recipient in a manner consistent with the provisions of Section 7.7 of the Loan Agreement and Section 7 of the Note. Except as expressly set forth in this Amendment, each of the Loan Documents is not amended or modified, MLSC has not waived the terms of any of the Loan Documents, and the terms and provisions of each of the Loan Documents are ratified and confirmed and such terms shall remain in full force and effect.

5.           General. Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Loan Agreement. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The terms of this Amendment shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to choice of law provisions.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement on the date first written above.

MASSACHUSETTS LIFE SCIENCES CENTER		ARCH THERAPEUTICS, INC.

By:	/s/ Travis McCready	By:	/s/ Terrence W. Norchi, MD
	Travis McCready		Terrence W. Norchi, MD
	President and CEO		President and CEO